Exhibit 99.1

MEDQUIST ANNOUNCES ENTRY INTO MEMORANDUM OF UNDERSTANDING WITH PLAINTIFFS IN STEINER

MT. LAUREL, N.J., March 28, 2007 — MedQuist Inc. (Pink Sheets: MEDQ.PK).  As previously announced, a shareholder putative class action lawsuit entitled William Steiner v. MedQuist, Inc., et al., Case No. 1:04-cv-05487-JBS was filed against the Company in the United States District Court for the District of New Jersey on November 8, 2004.  The original complaint asserted claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. Lead Plaintiff Greater Pennsylvania Pension Fund subsequently, on November 15, 2005, filed the operative Second Amended Complaint, which asserts these same causes of action for violation of the federal securities laws, and alleges that such violations occurred from April 23, 2002, through November 2, 2004, inclusive (the defined “Class Period”).  The Second Amended Complaint names MedQuist and several former officers of the Company as defendants. On March 23, 2007, MedQuist entered into a Memorandum of Understanding (“MOU”) with Lead Plaintiff in which it agreed to pay $7.75 million to settle all claims, throughout the Class Period, against all defendants in the action.  The settlement is subject to formal documentation by the parties and conditioned on final approval by the Court after notice to the putative Class.  Neither MedQuist nor any of the individually named defendants has admitted or will admit to liability or any wrongdoing in connection with the proposed settlement.

About MedQuist:

MedQuist, a member of the Philips Group of Companies, is a leading provider of electronic medical transcription, health information and document management products and services. MedQuist provides document workflow management, digital dictation, speech recognition, mobile dictation devices, Web-based transcription, electronic signature, medical coding products and outsourcing services.

Disclosure Regarding Forward-Looking Statements:

Some of the statements in this Press Release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,”  “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. The forward-looking statements contained in this Press Release include ongoing legal proceedings. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Actual outcomes and results may differ from the forward-looking statements for many reasons, including any direct or indirect impact of the matters disclosed in the Form 8-K filed by the Company on March 19, 2007 on the Company’s operating results or financial condition; any continuation of pricing pressures and declining billing rates; difficulties relating to the implementation of management changes throughout the Company; and the outcome of pending and future legal and regulatory proceedings and investigations, including costs and expenses related thereto.

SOURCE:	MedQuist Inc.
Web site: http://www.medquist.com

CONTACT:	Craig Martin
Feinstein Kean Healthcare
Phone: 617.761.6729
Email: craig.martin@fkhealth.com